Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated August 6, 2021, relating to the financial statement of Olaplex Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 27, 2021